                                                                    Exhibit 10.7

_________ __, 2005

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020

            Re: Stone Arcade Acquisition Corporation

Gentlemen:

        This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Stone Arcade Acquisition Corporation ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common Stock and Warrants will not be separately tradeable until 90 days after the effective date of the Company's IPO unless Morgan Joseph & Co. Inc. ("Morgan Joseph") informs the Company of its decision to allow earlier separate trading.

        Each of the undersigned agrees that this letter agreement constitutes an irrevocable obligation by the undersigned to purchase through Morgan Joseph for the undersigned's account, within the forty-trading day period commencing on the date separate trading of the Warrants commences ("Separation Date"), as many Warrants as are available for purchase at market prices not to exceed $.70 per Warrant, subject to a maximum Warrant purchase obligation equal to the number of Warrants set forth opposite their respective names below ("Maximum Warrant Purchase"). Morgan Joseph agrees to fill such order in such amounts and at such times as instructed by the undersigned, acting through a representative of the undersigned (the "Representative"), during the forty trading-day period commencing on the Separation Date. Morgan Joseph further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

        The Representative may notify Morgan Joseph that all or part of the Maximum Warrant Purchase will be made by one or more affiliates of the undersigned (or another person or entity introduced to Morgan Joseph by the undersigned (a "Designee")) who (or which) has an account at Morgan Joseph and, in such event, Morgan Joseph will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agree to make payment of the purchase price of such purchase and to fulfill their Maximum Warrant Purchase in the event and to the extent that their affiliate or Designee fails to make such payment or purchase.

        Each of the undersigned agrees that neither he nor any affiliate or Designee of his shall sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of Morgan Joseph, the certificates for such Warrants shall contain a legend indicating such restriction on transferability. Each of the undersigned further agrees to execute an agreement in form and substance reasonably satisfactory to Morgan Joseph appointing the Representative and granting the Representative the authority to act on behalf of the undersigned in connection with this agreement

                    Very truly yours,                 Maximum Warrant Purchase


                    ------------------------
                    Roger W. Stone                           1,100,000

                    ------------------------
                    Matthew Kaplan                           1,100,000

                    ------------------------
                    John M. Chapman                            600,000

                    ------------------------
                    Jonathan R. Furer                          600,000

                    ------------------------
                    Muhit U. Rahman                            600,000
                                                             =========
                                                             4,000,000





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